Exhibit 99.1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of INTERNET or TELEPHONE voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time,                 , 2012.

INTERNET http://www.proxyvoting.com/whrt Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR
WORLD HEART CORPORATION
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

98789/97186	Fulfillment 00024/00025
▼ FOLD AND DETACH HERE ▼

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS					Please mark your votes as indicated in this example		☒

					FOR	AGAINST	ABSTAIN
	FOR	AGAINST	ABSTAIN	2. To consider and vote upon a proposal to approve, on an advisory basis, the merger-related compensation of World Heart Corporation’s named executive officers.	☐	☐	☐

1.     To consider and vote upon a proposal to adopt the Agreement and Plan of Merger and Reorganization, dated as of March 29, 2012 (the “Merger Agreement”), under which World Heart Corporation will become a wholly-owned subsidiary of HeartWare International, Inc.

	☐	☐	☐
3. To consider and vote upon a proposal to adjourn the Special Meeting, if necessary, for the purpose of soliciting additional proxies to vote in favor of the adoption of the Merger Agreement.	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL PROPOSALS. IN ADDITION, THE UNDERSIGNED APPOINTS THE DESIGNATED PERSON(S) TO VOTE AND ACT AS AFORESAID UPON ANY AMENDMENTS TO THE MATTERS IDENTIFIED IN THE NOTICE OF THE MEETING AND ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

If this proxy is not dated in the space provided, it will be deemed to bear the date on which it is mailed to you by management.

					Mark Here for Address Change or Comments SEE REVERSE		☐

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Signature		Signature			Date

You can now access your World Heart Corporation account online.

Access your World Heart Corporation account online via Investor ServiceDirect® (ISD).

Computershare, the transfer agent for World Heart Corporation, now makes it easy and convenient to get current information on your stockholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2010 Annual Report to Stockholders are available at: https://materials.proxyvote.com/980905

▼  FOLD AND DETACH HERE  ▼

WORLD HEART CORPORATION	PROXY

PROXY SOLICITED ON BEHALF OF MANAGEMENT OF WORLD HEART

CORPORATION FOR THE SPECIAL MEETING OF STOCKHOLDERS

[                         ], 2012, 10:00 AM (MDT)

4750 Wiley Post Way, Suite 120, Salt Lake City, Utah 84116

TO THE STOCKHOLDERS OF WORLD HEART CORPORATION:

NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders (the “Special Meeting”) of WORLD HEART CORPORATION, a Delaware corporation (the “Company”), will be held on [                    ], 2012, at 10:00 a.m. MDT at 4750 Wiley Post Way, Suite 120, Salt Lake City, Utah 84116, for the purposes stated on the reverse.

By signing the proxy, you revoke all prior proxies and appoint Morgan R. Brown, or failing him, [                        ], both officers and/or directors of the Company or, instead of either of them,                                                                                        as nominee of the undersigned, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Special Meeting and all adjournments.

Stockholders have the right to appoint a person (who need not be a stockholder) to attend and act for them and on their behalf other than the nominees designated above and may exercise such right by inserting the name of their nominee in the blank space provided for that purpose.

All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the internet, as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

The foregoing items of business are more fully described in the proxy statement accompanying this Proxy Card. The Board of Directors has fixed the close of business on [                    ], 2012, as the record date for the determination of stockholders entitled to notice of and to vote at this Special Meeting and at any adjournment or postponement thereof.

Address Change/Comments
(Mark the corresponding box on the reverse side)

COMPUTERSHARE
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)	98789/97186	Fulfillment
00024/00025